EXHIBIT 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
                     ---------------------------------------
                    COMPUTATIONS OF EARNINGS PER COMMON SHARE
                     ---------------------------------------
                    (in thousands, except per share amounts)
                     ---------------------------------------



                                                        Three Months Ended                  Nine Months Ended
                                                          September 30,                       September 30,

                                                             1999              1998              1999             1998
                                                             ----              ----              ----             ----
BASIC EARNINGS PER SHARE CALCULATION

Loss before extraordinary item                          ($53,893)         ($39,384)        ($139,413)        ($109,779)
Extraordinary item                                       (12,132)               --           (12,132)               --
                                                         --------         ---------         --------         ----------
    Net Loss                                            ($66,025)         ($39,384)        ($151,545)        ($109,779)
                                                        =========         =========        ==========        ==========
Loss per common share before
extraordinary item                                        ($1.18)           ($1.24)           ($3.79)           ($3.71)

Extraordinary item per common share                        (0.27)               --             (0.33)               --
                                                           ------          --------            ------        ----------
Net Loss per common share                                 ($1.45)           ($1.24)           ($4.12)           ($3.71)
                                                          =======           =======           =======           =======
Weighted-average common shares
outstanding                                               45,421            31,773            36,740            29,604
                                                          ======            ======            ======            ======

DILUTED EARNINGS PER SHARE CALCULATION
Loss before extraordinary item                          ($53,893)         ($39,384)        ($139,413)        ($109,779)
Extraordinary item                                       (12,132)               --           (12,132)               --
                                                         --------         ---------          --------        ----------
    Net Loss                                            ($66,025)         ($39,384)        ($151,545)        ($109,779)
                                                        =========         =========        ==========        ==========
Loss per common share before
extraordinary item                                        ($1.05)           ($1.24)           ($3.29)           ($3.70)


Extraordinary item per common share                        (0.24)               --             (0.29)               --
                                                           ------          --------            ------         ---------
Net Loss per common share                                 ($1.29)           ($1.24)           ($3.58)           ($3.70)
                                                          =======           =======           =======           =======
Weighted-average common shares
outstanding (1)                                           51,157            31,836            42,349            29,670
                                                          ======            =======           ======            ======
(1)  Calculated as follows:
      Historical weighted average number of
          shares outstanding                              45,421            31,773            36,740            29,604
      Assumed exercise of stock options                    1,449                --             1,450                 2
      Assumed exercise of stock
        purchase warrants                                  4,287                63             4,159                64
                                                           -----                --             -----                --

                                                          51,157            31,836            42,349            29,670
                                                          ======            ======            ======            ======

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